Exhibit 4.3
SUPPLEMENTAL INDENTURE NO. 3
(USCC Master Note Trust)

This SUPPLEMENTAL INDENTURE NO. 3, dated as of July 21, 2021 (this “Supplemental Indenture”), by and among USCC MASTER NOTE TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Issuer”), USCC SERVICES, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (herein, together with its successors in the trusts under the Indenture, called the “Indenture Trustee”) supplements and amends the Master Indenture dated as of December 20, 2017, as amended by Supplemental Indenture No. 1, dated as of November 30, 2018, and as further amended by Omnibus Amendment No. 1 to Master Indenture, Series 2017-VFN Indenture Supplement, Note Purchase Agreement, Receivables Purchase Agreement and Transfer and Servicing Agreement (“Omnibus Amendment No. 1”), dated as of September 30, 2019, and as further amended by Supplemental Indenture No. 2, dated as of October 23, 2020 (as so amended, the “Master Indenture”), among the Issuer, the Servicer and the Indenture Trustee and agreed and accepted (with respect to Section 6.7(c) of the Indenture) by UNITED STATES CELLULAR CORPORATION, and as supplemented by the Amended and Restated Series 2017VFN Indenture Supplement, dated as of October 23, 2020 (as amended, the “Series Supplement”), among the Issuer, the Servicer and the Indenture Trustee (the Master Indenture, together with the Series Supplement, as may be further amended from time to time, the “Indenture”). Terms used herein but not defined herein shall have the meaning assigned thereto in the Indenture.
Recitals
WHEREAS, pursuant to Section 10.2 of the Indenture, the Issuer and the Indenture Trustee are authorized to enter into supplemental indentures to the Indenture from time to time with the consent of the Holders of more than 50% of the Outstanding Amount of the Notes of each adversely affected Series or Class, as applicable, of Notes Outstanding, by an Act, made in the manner set forth in Section 12.3 of the Indenture, of such Holders delivered to the Issuer, the Servicer and the Indenture Trustee (the “Requisite Amendment Consent”) as more fully set forth in Section 10.2 of the Indenture, and no such adversely affected Series or Class is rated by a Rating Agency;
WHEREAS, the Issuer has requested that certain Amortization Events in the Series Supplement be amended as described herein;
WHEREAS, the Issuer has delivered to the Indenture Trustee an Issuer Order, dated as of the date hereof (the “Related Issuer Order”), authorizing such amendment, as required by Section 10.2 of the Indenture;
WHEREAS, the Issuer has delivered to the Indenture Trustee (with the consent of all Noteholders (the “Requisite Certificate Consent” and, together with the Requisite Amendment Consent, the “Requisite Consent”)) an Officer’s Certificate of the Administrator, upon which the Indenture Trustee may conclusively rely, stating that this Supplemental Indenture is permitted by the Indenture and the other Transaction Documents, as applicable, and that all conditions precedent to this Supplemental Indenture have been satisfied or waived, as required by Section 10.3 of the Indenture;
WHEREAS, the Issuer has solicited the Requisite Consent from the Noteholders; and
WHEREAS, the undersigned Holders are the only Holders of Notes currently Outstanding under the Indenture, which Notes were issued pursuant to the Indenture.
    NOW, THEREFORE, the parties agree as follows:
1.Amendments to Series Supplement. As of the Effective Date (defined below), the Series Supplement is hereby amended as follows:
1.1    Section 6.1 of the Series Supplement is hereby amended by deleting Section 6.1(q) in its entirety and replacing it with the following:
(q)    with respect to USCC, the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of USCC shall be less than 3.00 to 1.00. Notwithstanding the foregoing, any amendment of the Consolidated Interest Coverage Ratio covenant in the USCC Credit Agreement shall be deemed to effect an identical amendment to this Section 6.1(q) so long as each Managing Agent under the Note Purchase Agreement (as amended through the date of such amendment to the USCC Credit Agreement), or an affiliate thereof, is, as of the date of such amendment to the USCC Credit Agreement, a Co-Lead Arranger (as defined in the USCC Credit Agreement), a Lender (as defined in the USCC Credit Agreement), or other party under the USCC Credit Agreement;

1.2    Section 6.1 of the Series Supplement is hereby amended by deleting Section 6.1(r) in its entirety and replacing it with the following:
(r)    with respect to USCC, the Consolidated Leverage Ratio as of the end of any fiscal quarter of USCC shall be greater than 3.75 to 1.00. Notwithstanding the foregoing, any amendment of the Consolidated Leverage Ratio covenant in the USCC Credit Agreement shall be deemed to effect an identical amendment to this Section 6.1(r) so long as each Managing Agent under the Note Purchase Agreement (as amended through the date of such amendment to the USCC Credit Agreement), or an affiliate thereof, is, as of the time of such amendment to the USCC Credit Agreement, a Co-Lead Arranger (as defined in the USCC Credit Agreement), a Lender (as defined in the USCC Credit Agreement), or other party under the USCC Credit Agreement;
1.3    Section 9.6(ii) of the Series Supplement is hereby amended by deleting the reference to “Amendment” therein and replacing it with “Indenture Supplement.”
2.Effectiveness. This Supplemental Indenture shall become effective as of July 21, 2021 (the “Effective Date”), upon (a) receipt by the Issuer, the Servicer and the Indenture Trustee of evidence of the Requisite Consent as evidenced by the execution by each Holder of the Series 2017-VFN Notes of a counterpart of this Supplemental Indenture, (b) receipt by each party hereto of counterparts of this Supplemental Indenture, duly executed by each of the parties hereto, (c) receipt by the Indenture Trustee of the Related Issuer Order, and (d) receipt by the Indenture Trustee of the Officer’s Certificate of the Administrator required by Section 10.3 of the Indenture.
3.Execution in Counterparts, Etc. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
4.Indenture in Full Force and Effect. Except as amended by this Supplemental Indenture, all of the provisions of the Indenture and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.
5.References to Indenture. From and after the date hereof, (a) all references in the Indenture to “this Indenture,” “hereof,” “herein,” or similar terms and (b) all references to the Indenture in each agreement, instrument and other document executed or delivered in connection with the Indenture, shall mean and refer to the Indenture, as amended by this Supplemental Indenture.
6.Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Supplemental Indenture.
7.Consent; Waiver; Direction.
(i)     Royal Bank of Canada hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. The Toronto-Dominion Bank hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. By its execution hereof each of the Noteholders (which Noteholders constitute, in the aggregate, 100% of the Holders of the Outstanding Notes, for purposes of compliance with Section 7.1(c)(iii) of the Note Purchase Agreement and otherwise) (a) acknowledges its receipt of notice of the contents of this Supplemental Indenture, (b) consents to the amendments contained herein, consents to the delivery of the Officer’s Certificate of the Administrator (which certificate shall not be required to contain the statements outlined in Section 12.1(a) of the Master Indenture), (c) hereby waives the requirement under Section 10.2 of the Master Indenture for further written notice setting forth in general terms the substance of this Supplemental Indenture, (d) directs the Indenture Trustee to consent to and execute this Supplemental Indenture, without receiving the Officer’s Certificates and Opinions of Counsel deliverable in connection with this Supplemental Indenture under the Master Indenture or any other Transaction Document, and (e) hereby agrees to hold the Indenture Trustee harmless against any and all losses and liabilities, damages, claims, actions, suits, or out-of-pocket expenses or costs (including attorney’s fees and other legal expenses) incurred or arising out of or in connection with the actions set forth above taken by the Indenture Trustee pursuant to this authorization and direction.
8.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

9.Concerning the Owner Trustee.
(i)     It is expressly understood and agreed by the parties hereto that (a) this Supplemental Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Supplemental Indenture, and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture.
(ii)     The Transferor, as Equity Certificateholder, hereby authorizes, empowers and directs the Owner Trustee, in the name and on behalf of the Issuer, to execute and deliver this Amendment and each other document, instrument or writing (including, without limitation, any Issuer Order) as may be necessary or convenient in connection with the transactions contemplated hereby. The Transferor, as Equity Certificateholder, hereby waives any notice in connection with the foregoing and hereby certifies and confirms that (x) it is the sole Equity Certificateholder, (y) the foregoing direction and actions are necessary, suitable, or convenient in connection with the matters described in Section 2.03 of the Trust Agreement, and do not violate or conflict with, are not contrary to, are contemplated and authorized by, and are consistent and in accordance and compliance with the Trust Agreement, the Note Purchase Agreement and the Transaction Documents and the obligations of the Issuer and the Owner Trustee under the Trust Agreement, the Note Purchase Agreement and the Transaction Documents, and (z) the foregoing direction and the execution and delivery of such documents are covered by the indemnifications provided under the Trust Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

USCC MASTER NOTE TRUST, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee on behalf of USCC Master Note Trust,

By:	/s/ Rachel Simpson
Name:	Rachel Simpson
Title:	Vice President

USCC SERVICES, LLC, as Servicer

By:	/s/ John M. Toomey
Name:	John M. Toomey
Title:	Authorized Person

USCC RECEIVABLES FUNDING LLC, as Transferor and as Equity Certificateholder

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Senior Vice President - CFO & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Matthew M. Smith
Name:	Matthew M. Smith
Title:	Vice President

Consent to Supplemental Indenture No. 3 to Indenture:

ROYAL BANK OF CANADA,
as Administrative Agent, a Managing Agent, and a Holder of a Series 2017-VFN Note

By:	/s/ Kevin P. Wilson
Name:	Kevin P. Wilson
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

Consent to Supplemental Indenture No. 3 to Indenture:

THE TORONTO-DOMINION BANK
as a Managing Agent and a Holder of a Series 2017-VFN Note

By:	/s/ Jamie Giles
Name:	Jamie Giles
Title:	Managing Director